EXHIBIT 99.1

Communications Systems, Inc. Announces Reverse Stock Split Effective March 18, 2022

MINNEAPOLIS, MN – March 18, 2022 – Communications Systems, Inc. (Nasdaq: JCS) announced today that effective at 5:00 p.m. Central Time on March 18, 2022, the Company will implement a one-for-four reverse stock split of its outstanding common stock. The Company’s common stock will continue to trade under the symbol “JCS” and it is expected to open for trading on Nasdaq on March 21, 2022 on a post-split basis.

The reverse stock split is primarily intended to allow the Company to achieve one of the criteria of its continued listing application to the Nasdaq Stock Market following the completion of the previously announced proposed merger transaction with Pineapple Energy LLC, subject to CSI shareholder approval.

Upon the effectiveness of the reverse stock split, every four shares of issued and outstanding Company common stock at the close of business on March 18, 2022 will be automatically combined into one issued and outstanding share of common stock, with no change in par value per share.

The reverse stock split reduces the number of shares of the Company's authorized common stock from 30,000,000 to 7,500,000. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would have resulted from the reverse stock split will be settled in cash.  The reverse stock split will affect all common shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s common stock, except to the extent that the reverse stock split results in some shareholders experiencing an adjustment of a fractional share as described above.

Shareholders holding share certificates will receive information from EQ Shareowner Services, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact our transfer agent by calling 800-401-1957.

About Communications Systems, Inc.

Communications Systems, Inc. (Nasdaq: JCS), has operated as an IoT intelligent edge products and services company. For more information regarding CSI, please see www.commsystems.com.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed merger with Pineapple, Communications Systems, Inc. (“CSI”) filed a registration statement on Form S-4 (File No. 333-260999) with the Securities and Exchange Commission (SEC) on November 12, 2021 (as amended, the “Registration Statement”). The Registration Statement includes a proxy statement/prospectus, and was declared effective by the SEC on February 3, 2022. Beginning February 4, 2022, a copy of the proxy statement/prospectus dated February 3, 2022 was sent to CSI shareholders as of the close of business on January 27, 2022, the record date established for the special meeting.

On March 16, 2022 CSI announced that it conducted its special meeting of shareholders and adjourned the meeting solely with respect to Proposal #1, the proposal to approve the merger transaction with Pineapple Energy LLC. The adjourned special meeting will be held on Wednesday, March 23, 2022 at 1:00 p.m. Central Time.

CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the "Financial Reports" tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into this press release, the Registration Statement, or the proxy statement/prospectus. The documents and reports that CSI files with or furnishes to the SEC are (or, when filed, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov.

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and other proposals to be presented at the special meeting. Information regarding the names of these persons and their respective interests in the transaction, by securities holdings or otherwise, are set forth in the proxy statement/prospectus dated February 3, 2022. To the extent the Company's directors and executive officers or their holdings of the Company's securities have changed from the amounts disclosed in such filing, to the Company's knowledge, these changes have been reflected on statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this press release will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business.

These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition to these factors, there are several additional factors, including:

•	the conditions to the closing of CSI-Pineapple merger transaction may not be satisfied;
•	the occurrence of any other risks to consummation of the CSI-Pineapple merger transaction, including the risk that the CSI-Pineapple merger transaction will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the CSI-Pineapple merger transaction;

•	the CSI-Pineapple merger transaction has involved greater than expected costs and delays and may in the future involve unexpected costs, liabilities or delays;
•	the Company’s ability to sell its other legacy operating business assets and its real estate assets at attractive values;
•	there is no assurance that CSI will receive any of the maximum $7.0 million earnout relating to the August 2, 2021 sale of CSI’s Electronics & Software Segment;
•	the combined company will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold pursuant to agreements entered into after the effective date of the merger;
•	risks that the merger will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the CSI-Pineapple merger transaction;
•	the outcome of any legal proceedings related to the CSI-Pineapple merger transaction;
•	the fact that CSI cannot yet determine the exact amount and timing of any additional pre-CSI-Pineapple merger cash dividends, if any, or the ultimate value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the closing of the CSI-Pineapple merger transaction; and
•	the anticipated benefits of the proposed merger transaction with Pineapple may not be realized in the expected timeframe, or at all.

Contacts:

For Communications Systems, Inc.

Roger H. D. Lacey
Executive Chair and Interim Chief Executive Officer
+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.
Lena Cati

Senior Vice President